                                                                    EXHIBIT 23.4

                [LETTERHEAD OF RALPH E. DAVIS ASSOCIATES, INC.]

                       CONSENT OF INDEPENDENT GEOLOGISTS

     We hereby consent to the incorporation by reference into (i) the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, relating to the registration, under the Securities Act of 1933, as amended, of $1,500,000,000 aggregate principal amount of debt and/or trust preferred securities of Consolidated Natural Gas Company and (ii) the prospectus relating to such Registration Statement, of our estimates of company-owned oil and gas reserves and total gas supply contained in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to any reference to us under the heading "EXPERTS" as to the matters and to the extent set forth in the prospectus and in Part II of the Registration Statement, and to the filing of this Consent as an exhibit to the Registration Statement.

     We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Ralph E. Davis Associates, Inc., nor any of its employees had, or now has, a substantial interest in Consolidated Natural Gas Company, or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer, or employee.


RALPH E. DAVIS ASSOCIATES, INC.



/s/ Thomas M. Sudderth
---------------------------
Thomas M. Sudderth
President


Dated: December 8, 2000
       -----------------